Exhibit 99.1

IMPLANT SCIENCES REPORTS SECOND QUARTER FISCAL 2013

FINANCIAL RESULTS

Company to Host Earnings Call on Thursday, January 31st at 4:15 PM EST

Wilmington, MA… January 31, 2013…Implant Sciences Corporation (OTCQB:IMSC), a high technology supplier of systems and sensors for the homeland security market and related industries, today announced financial results for the fiscal quarter and six months ended December 31, 2012.

Revenues for the second quarter ended December 31, 2012, increased 513%, to $6.9 million, from $1.1 million for the comparable prior year period.  Our net loss for the quarter ended December 31, 2012 was $3.7 million as compared with a net loss of $3.3 million for the comparable prior year period, an increase of $0.4 million.  The increase in the net loss is primarily due to $1.5 million of stock-based compensation recorded on the September 2012 officer and director option grants, increased operating expenses and increased interest expense.

Revenues for the six months ended December 31, 2012 increased 285%, to $8.4 million, from $2.2 million for the comparable prior year period. Our net loss for the six months ended December 31, 2012 was $16.5 million as compared with a net loss of $6.4 million for the comparable prior year period, an increase of $10.1 million.  The increase in the net loss is primarily due to $10.8 million of stock-based compensation recorded on the September 2012 officer and director option grants, increased operating expenses and increased interest expense.

Glenn D. Bolduc, President and CEO of Implant Sciences, commented, “During our recently concluded second quarter, Implant Sciences achieved a number of important strategic goals that we believe position the Company for consistent sustainable growth.  We have taken important steps to broaden the markets we serve, increase our revenue opportunities, and improve our financial stability. In addition, a number of officers and directors of the Company exercised stock options to purchase 876,000 of Implant Sciences’ stock, clearly demonstrating our commitment to and belief in the Company.” The following are some of our recent developments:

▪

Our QS-B220 Benchtop Explosives and Narcotics Trace Detector successfully met the requirements for acceptance onto the Transportation Security Administration (“TSA”) Air Cargo Screening Technology List, opening new markets for our products, domestically and internationally.

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Completed the shipment with the India Ministry of Defence and received payment of $5.6 million in cash, which was applied to reduce accrued interest and borrowings under our credit facility with DMRJ Group, LLC.

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Continued to increase our geographic distribution with sales to India, Asia, Africa, the Middle East and to several U.S. Government agencies. Increased diversification of markets served in the recently ended quarter to include; homeland security, corporate offices, airports, air cargo, transportation, nuclear plants, VIP protection and the petroleum industry.

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Received several follow-on orders from existing customers around the world, demonstrating the reliability, operational and cost advantages of our technology.

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Continue to attract industry experienced talent and enhanced our sales team and geographic coverage with the recruitment of an experienced sales manager, Natalya Hall, for the newly created position of Director of Sales for Russia and the Commonwealth of Independent States and strengthened our field service and training function with the addition of Mark Edgeworth.  Ms. Hall was most recently with Bruker Corporation as Regional Sales Manager for the Southeast United States.  Mr. Edgeworth was formerly the Applications Training manager for GE Homeland Protection (formerly GE Ion Track and Invision Technologies) and the Field Training Manager at GE Ion Track (formerly Ion Track Instruments).

Mr. Bolduc concluded, “TSA approval and delivery of the India Ministry of Defence order are very significant achievements which we believe establishes our credibility as the next generation explosives technology in the competitive global trace explosives industry. The influx of industry talent that we have recruited over the past twelve months provides a solid foundation from which to build upon as we work to innovate new products and technology, and grow our market share and revenues.  We have much work ahead of ourselves, but remain excited about our future prospects.”

Details for the quarter ended December 31, 2012 follow below.

Quarter Ended December 31, 2012 vs. December 31, 2011

➢

Revenues for the quarter ended December 31, 2012 were $6,938,000 as compared with $1,132,000 for the comparable prior year period, an increase of $5,806,000, or 512.9%.  The increase in revenue is due primarily to the shipment of the India Ministry of Defence order, resulting in a 511% increase in the number of QS-H150 handheld units sold and increased sales of parts and supplies during the quarter ended December 31, 2012, as compared to the comparable prior year period and, to a lesser extent, incremental sales of our QS-B220 benchtop units, which we began shipping commercially in the third quarter of fiscal 2012, partially offset by a 9.3% decrease in average unit sell prices on sales our QS-H150 handheld units.

➢

Gross margin for the quarter ended December 31, 2012 was $2,468,000 or 35.5% of revenues as compared with gross margin of $365,000, or 32.2% of revenues for the comparable prior year period.  The gross margin increase is primarily the higher unit volume of our explosives detection products sold, resulting in decreased unabsorbed manufacturing overhead and higher margins realized on sales of parts and supplies, partially offset by stock-based compensation recorded on the September 2012 officer and director option grants and by the 9.3% decrease in the average unit sell prices on sales of our QS-H150 handheld units in the quarter ended December 31, 2012, as compared to the comparable prior year period.

➢

Research and development expense for the quarter ended December 31, 2012 was $1,068,000 as compared with $747,000 for the comparable prior year period, an increase of $321,000 or 43.0%.  The increase in research and development expense is due primarily to increased payroll and related benefit costs, stock-based compensation recorded on the September 2012 officer and director option grants, partially offset by decreased contracted engineering.

➢

Selling, general and administrative expenses for the quarter ended December 31, 2012 were $3,793,000 as compared with $1,982,000 for the comparable prior year period, an increase of $1,811,000, or 91.4%.  The increase in selling, general and administrative expenses is due primarily a $1,221,000 increase in stock-based compensation recorded on the September 2012 officer and director option grants, increased payroll, related benefit costs and travel expense resulting from the addition of sales personnel, the imposition of liquidated damages of $298,000 under our contact with the India Ministry of Defence, due to delayed shipment and increased bank fees, partially offset by lower consulting fees due to the issuance of our common stock to certain consultants in the comparable prior year period.

➢

For the quarter ended December 31, 2012, other expense, net was $1,330,000 as compared with other expense, net of $926,000, for the comparable prior year period, an increase of $404,000. The increase was primarily due to increased interest expense on higher borrowings under our credit facility with DMRJ. Interest expense increased $404,000 to $1,331,000 in the quarter ended December 31, 2012 from $927,000 in the comparable prior year period.

➢

Our net loss for the quarter ended December 31, 2012 was $3,723,000 as compared with a net loss of $3,290,000 for the comparable prior year period, an increase of $433,000, or 13.2%.  The increase in the net loss is primarily due to stock-based compensation recorded on the September 2012 officer and director option grants, increased operating expenses and increased interest expense.

Six Months Ended December 31, 2012 vs. December 31, 2011

➢

Revenues for the six months ended December 31, 2012 were $8,353,000 as compared with $2,168,000 for the comparable prior year period, an increase of $6,185,000, or 285.3%.  The increase in revenue is due primarily to the shipment of the India Ministry of Defence order, resulting in a 284% increase in the number of QS-H150 handheld units sold and increased sales of parts and supplies during the six months ended December 31, 2012, as compared to the comparable prior year period and, to a lesser extent, incremental sales of our QS-B220 benchtop units, which we began shipping commercially in the third quarter of fiscal 2012, partially offset by a 8.4% decrease in average unit sell prices on sales our QS-H150 handheld units.

➢

Gross margin for the six months ended December 31, 2012 was $2,429,000 or 29.1% of revenues as compared with gross margin of $764,000 or 35.2% of revenues for the comparable prior year period.  The decrease in gross margin is primarily the result of increased manufacturing overhead spending due to stock-based compensation recorded on the September 2012 officer and director option grants, increased manufacturing personnel costs and by the 8.4% decrease in the average unit sell prices on sales of our QS-H150 handheld units in the six months ended December 31, 2012, as compared to the comparable prior year period.

➢

Research and development expense for the six months ended December 31, 2012 was $2,405,000 as compared with $1,566,000 for the comparable prior year period, an increase of $839,000 or 53.6%.  The increase in research and development expense is due primarily to stock-based compensation recorded on the September 2012 officer and director option grants, increased payroll and related benefit costs, partially offset by decreased contracted engineering.

➢

Selling, general and administrative expenses for the six months ended December 31, 2012 were $13,924,000 as compared with $3,795,000 for the comparable prior year period, an increase of $10,129,000, or 266.9%.  The increase in selling, general and administrative expenses is due primarily to a $9,484,000 increase in stock-based compensation recorded on the September 2012 officer and director option grants, increased payroll, related  benefit costs and travel expense resulting from the addition of sales personnel, the imposition of liquidated damages of $298,000 under our contact with the India Ministry of Defence, due to delayed shipment, increased legal fees and increased bank fees, partially offset by lower consulting fees due to the issuance of our common stock to certain consultants in the comparable prior year period.

➢

For the six months ended December 31, 2012, other expense, net was $2,571,000 as compared with other income, net of $1,765,000, for the comparable prior year period, an increase of $806,000. The increase was primarily due to increased interest expense on higher borrowings under our credit facility with DMRJ. Interest expense increased $805,000 to $2,572,000 in the six months ended December 31, 2012 from $1,767,000 in the comparable prior year period.

➢

Our net loss for the six months ended December 31, 2012 was $16,471,000 as compared with a net loss of $6,362,000 for the comparable prior year period, an increase of $10,109,000, or 158.9%.  The increase in the net loss is primarily due to stock-based compensation recorded on the September 2012 officer and director option grants, increased operating expenses and increased interest expense.

Company Conference Call

Management will host a webcast and conference call on Thursday, January 31, 2013 at 4:15 PM Eastern time to review the Company’s second quarter fiscal 2013 ended December 31, 2012 financial results. Following the Company’s prepared remarks there will be a Q&A session.  The call can be accessed by interested parties by dialing: 866-383-8119 within the U.S. or 617-597-5344 outside the U.S. and entering passcode 93095366.  Participants are asked to call the assigned number approximately 5 minutes before the conference call begins.  A replay of the conference call will be available approximately two hours after the call for one month by dialing: 888-286-8010 within the U.S. or 617-801-6888 outside the U.S. and entering passcode 48142954.  The conference call will also be available live over the Internet at the investor relations section of Implant Sciences’ website at www.implantsciences.com.  A replay of the webcast will be available for one month after the call.

About Implant Sciences

Implant Sciences is the leader in next generation Explosives Trace Detection (ETD) technology. In January 2013, the Company became only the third ETD manufacturer, and the sole American-owned company, to receive product approval from the US Transportation Security Administration. Implant Sciences develops, manufactures and sells sophisticated sensors and systems for Security, Safety, and Defense (SS&D) markets. The Company has developed proprietary technologies used in its commercial explosives and narcotics trace detection systems, which ship to a growing number of locations domestically and internationally. Implant Sciences’ QS-H150 portable explosives trace detector has received Qualified Anti-Terrorism Technology Designation and, in addition to receiving TSA approval for air cargo screening, the Company’s QS-B220 has also received a Developmental Testing & Evaluation (DT&E) Designation by the U.S. Department of Homeland Security under the Support Anti-terrorism by Fostering Effective Technology Act of 2002 (the SAFETY Act). For further details on the Company and its products, please visit the Company's website at www.implantsciences.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to risks and uncertainties that could cause the Company's actual results to differ materially from the forward-looking statements. Such risks and uncertainties include, but are not limited to, the risks that we will be required to repay all of our indebtedness to our secured lender, DMRJ Group, by March 31, 2013; if we are unable to satisfy our obligations to DMRJ and to raise additional capital to fund operations, DMRJ may seize our assets and our business may fail; we continue to incur substantial operating losses and may never be profitable; our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern; our explosives detection products and technologies (including any new products we may develop) may not be accepted by the Transportation Security Administration or by other U.S. or foreign government and law enforcement agencies or commercial consumers of security products; economic, political and other risks associated with international sales and operations could adversely affect our sales; the risk that liability claims related to our products or our handling of hazardous materials could damage our reputation and have a material adverse effect on our financial results; the risk that our business is subject to intense competition; the risks that our markets are subject to rapid technology change and that our success depends on our ability to develop and introduce new products; the risks that we may not be able to retain our management and key employees or to identify, hire and retain additional personnel as needed; the risks that we may not be able to enforce our patent and other intellectual property rights or operate without infringing on the proprietary rights of others: and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including its most recent Forms 10-K, 10-Q and 8-K. Such statements are based on management's current expectations and assumptions which could differ materially from the forward-looking statements.

For further information, you are encouraged to review Implant Sciences’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the period ended June 30, 2012. The Company assumes no obligation to update the information contained in this press release.

Implant Sciences Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	December 31,	June 30,
	2012	2012
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$34	$84
Restricted cash and investments	1,495	1,274
Accounts receivable-trade, net of allowances of $21 and $20, respectively	515	182
Inventories, net	1,469	3,193
Prepaid expenses and other current assets	508	809
Total current assets	4,021	5,542
Property and equipment, net	231	220
Restricted cash and investments	312	312
Other non-current assets	112	162
Total assets	$4,676	$6,236
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Senior secured convertible promissory note	$3,184	$3,224
Second senior secured convertible promissory note	12,000	-
Senior secured promissory note	1,000	1,000
Line of credit	17,635	26,231
Current maturities of obligations under capital lease	28	24
Payable to Med-Tec	25	30
Accrued expenses	5,258	4,360
Accounts payable	2,693	2,654
Deferred revenue	349	1,081
Total current liabilities	42,172	38,604
Long-term liabilities:
Long-term obligations under capital lease, net of current maturities	6	33
Total long-term liabilities	6	33
Total liabilities	42,178	38,637

Commitments and contingencies (Note 18)

Series H Convertible Preferred Stock; no stated value; 15,000 shares authorized
no shares issued and outstanding	-	-

Stockholders' deficit:
Common stock; $0.10 par value; 50,000,000 shares authorized; 46,268,306 and 46,257,761 at December 31, 2012 and 39,163,540 and 39,152,995 at June 30, 2012 shares issued and outstanding, respectively	4,627	3,916
Preferred stock; no stated value; 5,000,000 shares authorized	-	-
Series G Convertible Preferred Stock, no stated value; 650,000 shares authorized, 111,667 shares issued and outstanding at December 31, 2012 and 164,667 shares issued and outstanding at June 30, 2012 , respectively (liquidation value $893,000 and $1,317,000, respectively)	186	274
Additional paid-in capital	94,108	83,436
Accumulated deficit	(135,993)	(119,522)
Deferred compensation	(357)	(432)
Treasury stock, 10,545 common shares, at cost	(73)	(73)
Total stockholders' deficit	(37,502)	(32,401)
Total liabilities and stockholders' deficit	$4,676	$6,236

Implant Sciences Corporation
Condensed Consolidated Statements of Operations
(In thousands except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenues	$6,938	$1,132	$8,353	$2,168
Cost of revenues	4,470	767	5,924	1,404
Gross margin	2,468	365	2,429	764
Operating expenses:
Research and development	1,068	747	2,405	1,566
Selling, general and administrative	3,793	1,982	13,924	3,795
Total operating expenses	4,861	2,729	16,329	5,361
Loss from operations	(2,393)	(2,364)	(13,900)	(4,597)
Other income (expense), net:
Interest income	1	1	1	12
Interest expense	(1,331)	(927)	(2,572)	(1,767)
Total other income (expense), net	(1,330)	(926)	(2,571)	(1,765)
Net loss	$(3,723)	$(3,290)	$(16,471)	$(6,362)

Net loss per share, basic and diluted	$(0.08)	$(0.10)	$(0.38)	$(0.20)

Weighted average shares used in computing net loss per common share, basic and diluted	45,465,728	33,061,330	43,222,973	32,505,774

For further information contact:

Implant Sciences Corporation

Glenn Bolduc, President and CEO

(978) 752-1700

gbolduc@implantsciences.com

or

Investor Contact:

Laurel Moody

646-810-0608

lmoody@corporateprofile.com